SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5 (d)(2))
☒	Definitive Information Statement

IWT TESORO CORPORATION
(Name of Registrant as Specified in its Charter)

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IWT TESORO CORPORATION

191 POST ROAD WEST, SUITE 10

WESTPORT, CT 06880

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of IWT Tesoro Corporation to be held on Saturday, June 17, 2006 at 10:00 a.m. (local time) at Indian River Plantation Marriott Island Resort, 555 Northeast Ocean Avenue, Hutchinson Island, Florida. Accompanying this Information Statement is Tesoro’s Annual Report on Form 10-K for the year ended December 31, 2005.

This Information Statement is being delivered in connection with:

1.     Electing nine Directors to serve until our next annual Stockholders’ meeting,

2.     Approving the 2006 IWT Tesoro Employee Stock Purchase Plan;

3.     Ratifying the appointment of McGladrey & Pullen LLP as Tesoro’s Independent Registered Public Accounting firm; and

4.     Any other matters that may properly come before the Annual Stockholder meeting or any postponement or its adjournment.

Tesoro’s Board of Directors and Stockholders holding approximately 82.3% of our outstanding Common Stock as of April 24, 2006, carefully considered electing the proposed slate of Directors, adopting the Employee Stock Purchase Plan, and ratifying the independent public accountants, determined that each proposal is in the best interests of Tesoro and its Stockholders and have consented to each proposal. As such, the proposals will be effective immediately following the Annual Meeting.

By Order of the Board of Directors

/s/ HENRY J. BOUCHER, JR.

HENRY J. BOUCHER, JR.
President

Westport, Connecticut

May 24, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

IWT TESORO CORPORATION

191 POST ROAD WEST, SUITE 10

WESTPORT, CT 06880

May 24, 2006

INFORMATION STATEMENT FOR THE 2006 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2006

This Information Statement is being furnished to the Stockholders of IWT Tesoro Corporation, a Nevada corporation, to inform them of our Annual Meeting of Stockholders. The Meeting will be held on June 17, 2006 at 10:00 a.m., local time at Indian River Plantation Marriott Island Resort, 555 Northeast Ocean Avenue, Hutchinson Island, Florida, which is close to where a majority of our stockholders live. Each person who is Tesoro Stockholder as of April 24, 2006 (Record Date), is receiving this Information Statement, along with a copy of our Annual Report on Form 10-K for the year ended December 31, 2005. While we have authorized Common Stock and Preferred Stock, our Common Stock is currently our only outstanding class.

Our Board of Directors has approved and recommended including the following Proposals:

1.     To elect the slate of nine Directors proposed by our Nominating Committee to serve until our next annual Stockholders Meeting;

2.     To adopt the 2006 IWT Tesoro Employee Stock Purchase Plan;

3.     To ratify the selection of McGladrey & Pullen, LLP to act as our Independent Registered Public Accounting firm; and

4.     Any other matters that may properly come before the Annual Stockholder meeting or any postponement or its adjournment.

Consenting Stockholders, each of who is also a Tesoro Director, own a total of 9,896,000 shares or approximately 82.3%. Because the Consenting Stockholders control more than a majority of the voting power, we are not soliciting any proxies. The written consent will be effective immediately following the adjournment of our Annual Meeting.

Stockholders attending the Annual Meeting may address any matters that may properly come before the meeting. .

How Many Shares of Tesoro Common Stock were Outstanding as of the Record Date?

As of April 24, 2006, our Record Date, 11,926,900 shares of our Common Stock were issued and outstanding. Each share owned entitles the holder to one vote for each one share so held. A list of our Stockholders entitled to vote is available at our executive offices at 191 Post Road West, Suite 10, Westport, CT 06880. The telephone number of our executive offices is (203) 221-2770.

How many Shares are needed to constitute a Quorum at the meeting?

Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at the Meeting. However, the Stockholders present at the Meeting may adjourn the meeting despite the absence of a quorum.

What Vote Is Required to Approve the Proposals?

An affirmative vote of the plurality of the outstanding shares of cast by the Stockholders of record is required to elect Directors to Tesoro’s Board. An affirmative vote of a majority of the outstanding shares of cast by the Stockholders of record at the Annual Meeting is required to

•adopt the 2006 IWT Tesoro Employee Stock Purchase Plan;

•ratify the selection of McGladrey & Pullen, LLP to act as our Independent Registered Public Accounting firm.

When is this Information Statement Being Sent?

This Information Statement is being sent to the Stockholders of record on or about May 24, 2006, which is at least 20 calendar days prior to the earliest date the written consent may be effective. We expect that the Proposals will be effective on or about June 17, 2006, which is the date of the Annual Meeting.

Why Isn’t Tesoro Required to Solicit Votes for the Proposal?

In order to eliminate the costs and management time involved in holding a special meeting to effect the Proposals as early as possible, our Board of Directors has adopted and recommended the Proposals and the Consenting Stockholders have voted by written consent to adopt the Proposals.

How Many Shares are Required to Effect the Written Consent?

A minimum of 5,963,451 shares of our Company Stock, which represents a majority in interest of our outstanding Common Stock, as of the Record Date, is required to affect a written consent. The Consenting Stockholders hold, in the aggregate, 9,896,100 shares of Company Stock or approximately 82.3% of our outstanding Common Stock. Each of their actual holdings can be found under the heading “Outstanding Voting Stock of Tesoro,” which also describes options and warrants held by our Directors and Executive Officers that have vested.

When Will Each the Proposal Become Effective?

The Proposals will be effective immediately following the adjournment of our 2006 Annual Meeting, which is at least 20 days prior to mailing this Information Statement. We are mailing this Statement on or about May 24, 2006 and will hold our annual meeting on or about June 17, 2006.

On March 18, 2006, all the members of our Board approved the Proposals and following that meeting, on March 18, 2006, the Consenting Stockholders voted by written consent to approve the Proposals following adjournment of the Annual Meeting.

How Can Stockholders Participate in the Meeting?

Each Stockholder of record as of the Record Date can participate in the Meeting personally or through another person or persons designated to act for such stockholder by proxy.

What Benefits Will Our Directors Receive By Recommending the Proposals?

Since our Directors currently hold approximately 82.3% of Tesoro’s outstanding Company Stock, our Directors can generally approve most stockholder proposals without seeking additional votes from other Tesoro Stockholders. Nonetheless, our Directors have a fiduciary obligation to vote in our Stockholders’ best interest.

How Will Our Stockholders Know When the Proposal is Effective?

Those Stockholders that attend the Meeting will be notified then of the effectiveness of the Proposals. Additionally, we will notify our Stockholders of the effective dates of the Proposal described in this Information Statement when we distribute the first Quarterly Report on Form 10-Q following the Annual Meeting.

Who will Pay for the Costs Associated with this Information Statement?

Tesoro will pay all costs associated with distributing this Information Statement, including the costs of printing and mailing. Tesoro will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our stock.

No additional action is required by our Stockholders in connection with the Proposal. However, Section 14(c) of the Exchange Act requires the mailing to our Stockholders of the information set forth in this Information Statement at least twenty days prior to the earliest date on which the corporate action may be taken.

OUTSTANDING VOTING STOCK OF TESORO

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 24, 2006 for:

•      Each person who we know beneficially owns more than 5% of our Common Stock;

•      Each of our Directors and nominees for election to the Board;

•      Each of the named Executive Directors; and

•      All of our Directors and Executive Officers as a group.

“Beneficial Ownership” is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you “beneficially” own Common Stock not only if you hold it directly, but also if you hold it indirectly (though a relationship, a position as a director or trustee, or a contract or understanding), or have (or share the power to vote the stock or sell it) the right to acquire it within 60 days. Except as disclosed in the footnotes below, each of the Executive Officers, Directors and Nominees for Directors listed have sole voting and investment power over his or its shares. As of April 24, 2006, there were 11,926,900 shares of Company Stock issued and outstanding (no shares of Preferred Stock were issued and outstanding) and approximately 278 holders of record.

Name(1)	Current Title	Shares Beneficially Owned		Percent of Class
Henry J. Boucher, Jr.	• Tesoro: Chairman, President, Chief Executive Officer,
	• IWT Tesoro International Ltd.: Director
	• IWT Tesoro Transport, Inc.: President and Director
	• The Tile Club, Inc., President, Director, Secretary	832,434	(2)(3)	6.9%

James R. Edwards(4)(5)	Tesoro: Director	70,000	(6)(7)	*

Joseph A. Equale (8)	Tesoro: Director	20,000	(9)	*

Carl G. Anderson, Jr.(5)(8)	Tesoro: Director	95,000	(6)(10)	*

Robert B. Rogers(8)	Tesoro: Director	42,000	(6)(11)	*

Allen G. Rosenberg(4)	Tesoro: Director	45,000	(6)	*

Paul F. Boucher	• Tesoro: Director, Senior Vice President
	• IWT: President, Director
	• IWT Tesoro International Ltd.: Director
	• IWT Tesoro Transport: Director
	• The Tile Club, Inc.: Director	3,104,334	(2)(12)(13)	25.9%

Forrest P. Jordan	• Tesoro: Senior Vice President, Director
	• IWT: Senior Vice President, Treasurer, Secretary, Director
	• IWT Tesoro International Ltd.: Director
	• The Tile Club, Inc.: Director	3,073,334	(2)(12)	25.6%

Grey Perna	• Tesoro: Director, Senior Vice President
	• IWT: Senior Vice President, Director
	• IWT Tesoro International Ltd.: President, Director
	• The Tile Club: Director	3,073,334	(2)(12)	25.6

All Current Officers, Directors and Nominees for Director; as a Group (nine persons)(14)		9,896,100		82.35%

Laurus Master Fund, Ltd.		2,364,011	(14)(15)	16.8%

*Less than 1%.

(1)           The address for each of Tesoro’s Directors, Nominees for Directors and Executive Officers is 191 Post Road West, Suite 10, Westport, CT 06880.

(2)           Includes options to purchase up to 73,334 shares at $3.00 per share.

(3)           Includes 3,000 shares held in IWT’s 401(k) Plan.

(4)           Member of the Compensation Committee.

(5)           Member of the Nominating and Governing Committee.

(6)           Includes 35,000 incentive stock options, of which (a) 10,000 are vested and which are exercisable at $3.00 per share through December 31, 2012, (b) 10,000 options are vested and exercisable at $6.00 per share through January 10, 2014, (c) 10,000 are vested and which are exercisable at $2.55 per share through January 11, 2015, and (d) 5,000 are vested and which are exercisable at $2.50 per share through January 6, 2016.

(7)           Also includes (i) warrants to purchase up to 7,500 shares at $5.25 per share through January 7, 2008 and (ii) 17,500 shares of which Mr. Edwards is trustee.

(8)           Member of the Audit Committee.

(9)           Includes 15,000 incentive options, of which (a) 10,000 are vested and which are exercisable at $2.55 per share through January 11, 2015, and (b) 5,000 are vested and which are exercisable at $2.50 per share through January 6, 2016.

(10)         Includes warrants to purchase up to 10,000 shares at $5.25 per share through March 10, 2008.

(11)         Includes 25,000 incentive stock options, of which (a) 10,000 options are vested and exercisable at $6.00 per share through January 10, 2014, (b) 10,000 are vested and which are exercisable at $2.55 per share through January 11, 2015, and (c) 5,000 are vested and which are exercisable at $2.50 per share through January 6, 2016. Also includes warrants to purchase up to 3,500 shares at $7.00 per share. .

(12)         IWT’s institutional lender requires that during the term of its loan, Paul Boucher, Grey Perna and Forrest P. Jordan will not allow their aggregate beneficially ownership interest in Tesoro to be less than 51%.

(13)         Includes 30,000 shares held by Mr. Boucher’s minor children.

(14)         Includes only stockholdings as of the record date and does not include any convertible securities.

(15)         Includes options to purchase up to 1,170,110 shares at $.001 per share, warrants to purchase up to 511,881     shares at $3.15 per share, and warrants to purchase up to 460,829 shares at $2.39 per share.

PROPOSAL NO. 1:

TO ELECT NINE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF
STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

Nominees for Directors

Each Director is elected at our Annual Meeting of Stockholders and holds office until the next Annual Meeting, or until their successors are elected and qualified. Our bylaws permit the Board to fill any vacancy and such Director may serve until the next Annual Meeting of Stockholders. Executive Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. The Executive Officers of the Company devote full time to our business.

All the nominees are currently Tesoro Directors and each has consented to continue serving as Directors, if elected. Upon electing the proposed slate of Directors, a majority of the Tesoro’s Board will be “independent” within the meaning of the Commission and The NASDAQ Stock Market, Inc. director independence standards as currently in effect. The Board of Directors has determined that each of the Directors considered as “Outside Directors” have no material relationship with Tesoro or its subsidiaries.

Barring any previous obligations, we expect that that each member of the Board of Directors will attend the Annual Meeting of the Company’s stockholders, thereby providing additional opportunities for stockholder access.

The names and ages, business experience and year in which each nominee was first elected to the Board are shown below.

Name	Age	Principal Occupation and Business Experience	Year First Elected Director
• Insider Directors

Henry J. Boucher, Jr.	58	• Tesoro’s President since December 2001 and Chairman, Director, and Chief Executive Officer since November 2002.	2001
		• Tesoro’s subsidiaries: IWT Tesoro International (International) Director since 2003, IWT Tesoro Transport President and Director since 2003, and President and Director of The Tile Club since 2004.
		• Principal, Mentus Consulting LLC, a consulting firm since January 2001.

Forrest P. Jordan	59	•Tesoro’s Senior Vice President and Director since 2002 and Chief Financial Officer since 2003.	2002

• Tesoro’s subsidiaries: International Wholesale Tile’s Vice-President, Secretary, Treasurer, Director and Sales Manager since April 1994, International Director since 2003, Transport Director since 2003, The Tile Club Director since 2004.

Paul F. Boucher	48	• Tesoro’s Senior Vice President and Director since 2002.	2002
		• Tesoro’s subsidiaries: President and Director of IWT since 1994, International Director since 2003, The Tile Club Director since 2004.

Grey Perna	50	• Tesoro’s Senior Vice President and Director since 2002.	2002
		• Tesoro’s subsidiaries: Vice President and Director of IWT since 1997, President and Director of International since 2003, Director of The Tile Club since 2004.

• Outside Directors

James R. Edwards	55	• Senior Vice President, General Counsel and Secretary of Wireless Facilities, Inc. (NASDAQ: WFII), a telecommunications services and engineering company, April 2004 to present.	2002
		• Senior Legal Counsel, Qualcomm Incorporated, a telecommunications company, from May 2003 to April 2004
		• Vice President, General Counsel and Secretary of Wireless Knowledge, Inc., a telecommunications company from March 2002 to May 2003
		• Vice President, General Counsel, Secretary and Vice President of Finance & Administration for Vapotronics, a medical device company from April 2000 to March 2002.
		• Tesoro – Board Member; Chairman, Compensation Committee, Member, Nominating Committee, and Chairman of the Independent Directors Committee.

Carl G. Anderson, Jr.	61	• Chairman of the Board, Chief Executive Officer and President of Arrow International, Inc. (NMS:ARRO) a $450 million critical care medical device company since 2002, Audit Committee Member and Board Member of Carpenter Technology (NYSE: CRS) since August 2003.	2002
		• President and CEO of ABC School Supply between 1997 and 2002.
		• Tesoro – Board Member, Audit Committee Member and Chairman of Nominating and Governance Committee.

Joseph A. Equale	61	• Managing Partner of Equale & Cirone, LLP, a Connecticut CPA firm founded in 1999.	2004
		• Audit Committee Chair and Board Member and Compensation Committee Member of Startech Environmental Corporation (OTCBB:STHK), which provides waste management services.
		Tesoro – Board Member and Chairman of Audit Committee

Robert B. Rogers	70	• Chairman Emeritus of Ewing Marion Kauffman Foundation since March 1999.	2003
		Tesoro- Board Member and Committee Member of the Audit Committee

Allen G. Rosenberg	59	• Executive Vice President of Market Communications, a direct response agency which he co-founded, since November 2004 and from 1979 to January 2004, and January 2005 to the present.	2002
		• Vice President of Marketing for Panolanm Industries, a laminate manufacturing company, between February and October 2004.
		• Tesoro – Board Member and member of the Compensation Committee. .

Paul Boucher and Henry J. Boucher, Jr. are brothers.

STOCKHOLDER COMMUNICATION WITH OUR BOARD

Stockholders interested in communicating with our Directors may write to the Board of Directors c/o Henry J. Boucher, Jr., IWT Tesoro Corporation 191 Post Road West, Suite 10, Westport, CT 06880. Management will forward all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or auditing matters are to be immediately brought to the attention of our Audit Committee, which will handle such matters with all procedures established by our Audit Committee and our Nominating and Governance Committee.

CORPORATE GOVERNANCE

Code of Ethics

In November 2002, Tesoro’s Board of Directors adopted a Code of Ethics for its executive officers, including its CEO and CFO and other persons performing similar functions. The Code of Ethics are written standards that are designed to deter wrongdoing and promote

•              honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships;

•              full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other publics made by us;

•              our complying with applicable governmental laws, rules and regulations;

•              our prompt internal reporting of violations of the code to appropriate persons; and

•              accountability for adhering to the code.

In January 2005, the Code of Ethics was also incorporated into IWT’s Employee Handbook, which was distributed to all employees. All new employees receive the Employee Handbook upon being hired.

In March 2003, our Board has also adopted “Principles of Corporate Governance,” the full text of which can be found on our website at www.iwttesoro.com. These principles include the standards for our Board and management, which, include other things:

• Requires an ethical Board, Chief Executive Officer and management;

• Sets forth our Directors’ and committee members’ qualification standards and responsibilities;

• Describes our management’s responsibilities to new Board members;

• Enumerates the guidelines for our Board’s compensation;

• Provide for access to our management and independent advisors; and

• Address succession planning for senior management.

A COPY OF THE CODE OF ETHICS IS AVAILABLE ON TESORO’S WEBSITE AT www.iwttesoro.com. We will also provide, at no charge, a copy of its Code of Ethics, which can be obtained by contacting Investor Relations, IWT Tesoro Corporation, 191 Post Road West, Suite 10, Westport, CT  06880, or call (203) 221-2770

BOARD AND COMMITTEE MEETINGS

Board Meetings

During fiscal year 2005, the Board of Directors held four meetings and all Directors attended at least 75% of all meetings. Our policy is to expect each of our Board members or nominees to attend each of our Annual Stockholders Meetings, barring any reasonable conflicts. Seven of our nine Directors (each of whom was also a nominee) attended our 2005 Annual Stockholders Meeting held on May 7, 2005.

Standing Committees

In 2002, our Board formed an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In January 2003, upon the recommendation of each of the Committees, our Board adopted separate charters for our Audit Committee, our Compensation Committee and our Nominating and Governance Committee. Copies of each of the standing committee charters are available on our website at www.iwttesoro.com. All members of our standing committees are “independent”, as we described above.

-Audit Committee

As of the date of this Information Statement, our Audit Committee members are Joe Equale, Chair, Carl Anderson, and Bob Rogers. During fiscal 2005, the Audit Committee held ten meetings.

Each of the members of the Audit Committee possess the required level of financial literacy and currently, each member of the Committee meets the current standards of requisite financial management expertise required by applicable rules and regulations. The Audit Committee was established according to the definition of “audit committee” as described in the Exchange Act. None of the members of the Audit Committee have any relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and the Company.

The Committee’s Chair, Joe Equale, Managing Partner of the CPA firm of Equale & Cirone, LLP, and Immediate Past President and member of the Board of Governors of the Connecticut Society of CPAs, meets the current standards of the “audit committee financial expert” required by applicable rules and regulations.

The Committee assists the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of Tesoro’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls; (ii) the performance of Tesoro’s internal audit function; (iii) the appointment, engagement and performance of the Independent Registered Public Accounting Firm and the evaluation of their qualifications and independence; and (iv) Tesoro’s compliance with ethics and confidential information, policies and legal and regulatory requirements, including Tesoro’s disclosure controls and procedures. Additionally, the Committee, consistent with the Sarbanes-Oxley Act of 2002 and the related rules, as amended, meets with management and the auditors prior to the filing of the Officers’ certification with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls. The Independent Public Accountants report directly to the Audit Committee.

The Audit Committee acts in accordance with a written charter adopted by the Board of Directors. The Committee reviews this charter annually. Its Report for 2005 follows the descriptions of Tesoro’s committees.

-Compensation Committee

The current Compensation Committee members are Jim Edwards, Chairman, and Allen Rosenberg, and four meetings were held in 2005.

The purpose of the Committee is discharge the Board’s responsibilities relating to (1) compensating our executives, (2) approving and evaluating our equity-based compensation plans, including our Stock Incentive Plan, and (3) making arrangements with executives Officers relating to their employment relationships.

The Committee is also responsible for producing an annual report on executive compensation, which is included in this Information Statement, as well as assisting in the preparation of certain information to be included in other periodic reports filed with the SEC.

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. In addition, the Committee oversees, views and approves all of our ERISA and other employee plans.

-Nominating and Governance Committee

The current members of our Nominating and Governance Committee include Carl Anderson, Chairman and Jim Edwards and three meetings of the Committee were held during 2005.

The Committee is charged with reviewing the appropriate skills and characteristics required of Directors in the context of the then current make-up of the Board. Its assessment generally includes issues of judgment, diversity, age and skills (such as understanding of relevant technologies, business background, etc.) in the context of an assessment of the perceived needs of the Board at that time. The Committee makes an annual report of its findings to our Board. It also develops and recommends to the Board a set of Corporate Governance guidelines.

The Committee is responsible for selecting individuals who stand for election to our Board of Directors and to consider all reasonable comments from our stockholders regarding proposed nominees for Directors, as well as nominations for Board members recommended by Stockholders.

The Board has adopted the following series of minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director the Nominating Committee evaluates candidates:

•      Integrity;

•      Commitment to devoting necessary time and attention to his or her duties to the Corporation;

•      Independence;

•      Business experience;

•      Specialized skills or experience;

•      Diversity of background and experience (including race, ethnicity, international, gender and age);

•      Possible conflicts of interest; and

•      Other criteria appropriate to the character of the expertise or other director characteristic needed on the Board in any specific situation.

This Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and applicable law, stockholders may submit recommendations by writing to this Committee in care of IWT Tesoro Corporation, to the attention of the Corporate Secretary at 191 Post Road West, Suite 10, Westport, CT 06880.

To be considered by the Nominating and Corporate Governance Committee for the 2005 annual meeting, recommendations for nominees must comply with the notice requirements. The notice shall contain the following information:

•              The name of the nominating stockholders and the address, phone number and e-mail address at which the nominating stockholders can be contacted.

•              Evidence of the number of the Company’s Common Stock held by the nominating stockholders, a statement of how long the nominating stockholder has held those shares, and a statement that the nominating stockholders will continue to hold those shares at least through our next annual meeting of stockholders.

•              The candidate’s full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

•              A statement of the candidate’s qualifications and experiences, and any other qualities that the nominating stockholders believe that the candidate would bring to the Board.

•              A description of all arrangements or understandings, if any, between the stockholders and the candidate and any other person or persons with respect to the candidate’s proposed service on the Board.

•              The candidate’s resume, which must include at a minimum a detailed description of the candidate’s business, professional or other appropriate experience for a least the last ten (10) years, a list of other boards of directors of public companies on which the candidate currently serves or on which he or she served in the last ten years, and undergraduate and post-graduate educational information.

•              A written statement, signed by the candidate, agreeing that if he or she is selected by the Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information necessary for us to include in our information statement or proxy statement under applicable SEC or OTCBB rules, and (iii) serve as a director if he or she is elected by stockholders.

•              Any additional information that the nominating stockholders believe is relevant to the Committee’s consideration of the candidate.

The Nominating Committee did not receive any recommendations from stockholders regarding candidates to serve on the Board for the 2005 Annual Stockholder Meeting.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to oversee management’s preparing, presenting and integrity of its financial statements. Management is also responsible for our accounting and financial reporting principles and internal controls and procedures designed to assure that it is complying with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Tesoro’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The purpose of the Audit Committee is to monitor these activities.

The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s systems of internal control, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed the Company’s internal controls with the Company’s independent auditors and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002, as amended and the rules adopted thereunder, met with management and the auditors prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company and may not be, and may not represent themselves to be, or to serve as, accountants or auditors by profession. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

In performing its oversight function, the Audit Committee has considered and discussed the audited financial statements and unaudited quarterly financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, currently in effect, and has discussed with the auditors the auditors’ independence from Tesoro and its management, and reviewed and approved the compatibility of non-audit services provided by the independent accountants and approved the fees paid to them for the 2005 fiscal year. These fees are listed below under Proposal No. 3 – To Ratify McGladrey & Pullen as Tesoro’s Independent Public Accountants.

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by Tesoro’s independent registered public accounting firm, McGladrey & Pullen, LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services provided by McGladrey. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by McGladrey, which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by McGladrey that are not encompassed by the Audit Committee’s pre-approval and not prohibited by law, provided that the Chair shall report any decisions to pre-approve such services to the Audit Committee at its next regular meeting. None of the engagements pre-approved by the Audit Committee during 2005 made use of the de minimus exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission. The Committee has also recommended to the Company’s shareholders to appoint McGladrey & Pullen LLP as Tesoro’s Independent Registered Public Accounting Firm (auditors) for the 2006 fiscal year and to ratify them as Tesoro’s independent auditors for 2005.

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

Joseph A. Equale, Chairman

Carl G. Anderson Jr.

Robert Rogers

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Executive Officers, Directors and 10% Shareholders to file reports regarding initial ownership and changes in ownership with the SEC.

Executive Officers, Directors, and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16 is based solely on a review of the copies of such reports furnished to us by our Executive Officers, Directors and 10% shareholders. These forms include (i) Form 3, which is the Initial Statement of Beneficial Ownership of Securities, (ii) Form 4, which is a Statement of Changes in Beneficial Ownership, and (iii) Form 5, which is an Annual Statement of Changes in Beneficial Ownership.

Based on information provided to the Company, all required filings for fiscal year 2005 have been made.

EXECUTIVE COMPENSATION

The information described in our discussion concerning “Executive Officers” includes Henry J. Boucher, Jr., Paul Boucher, Forrest Jordan and Grey Perna.

Summary Compensation Table

						Long-Term Compensation
						Awards			Payouts
		Annual Compensation				Restricted	Securities
				Other Annual		Stock	Underlying		LTP
			Bonus	Compensation		Awards	Options/		Payouts	All Other
Name and Principal Position	Year	Salary	($)	($)		($)	SARs(A)		($)	Compensation

Henry J. Boucher, Jr.,	2005	$240,000	-0-	$18,450	(1)		-0-
Chairman, Director, President	2004	$240,000	-0-	$18,292	(2)	—	33,334	(13)	0
Chief Executive Officer	2003	$240,000	$25,000	$18,000	(3)	—	66,667	(14)	0	0

Paul F. Boucher,	2005	$263,066	-0-	$37,033	(4)		-0-
Director, Senior Vice President	2004	$263,066	-0-	$37,719	(5)	—	33,334	(13)	0
	2003	$263,066	$25,000	$40,150	(6)	—	66,667	(14)	0	—

Forrest Jordan,	2005	$253,067	-0-	$43,995	(7)		-0-
Director, Senior Vice President	2004	$253,067	-0-	$43,407	(8)	—	33,334	(13)	0
	2003	$253,067	$25,000	$42,374	(9)	—	66,667	(14)	0	—

Grey Perna, ,	2005	$253,067	-0-	$45,108	(10)		-0-
Director, Senior Vice President	2004	$253,097	-0-	$46,258	(11)	—	33,334	(13)	0
	2003	$253,067	$25,000	$49,558	(12)	—	66,667	(14)	0	—

(1)           Includes an automobile allowance of $18,000 and automobile fringe benefit of $450.00

(2)           Includes an automobile allowance of $18,000 and an automobile fringe benefit of $292.

(3)           Includes an automobile allowance of $18,000.

(4)           Includes an automobile allowance of $9,105, an automobile fringe benefit of $2,611 and payment of $25,317 for an Executive Life Insurance policy with his spouse as beneficiary.

(5)           Includes an automobile allowance of $10,372, an automobile fringe benefit of $2,030 and payment of $25,317 for an Executive Life Insurance policy with his spouse as beneficiary.

(6)           Includes an automobile allowance of $12,914, an automobile fringe benefit of $1,919 and payment of $25,317 for an Executive Life Insurance policy with his spouse as beneficiary.

(7)           Includes an automobile allowance of $7,412, an automobile fringe benefit of $2,972 and payment of $33,610 for an Executive Life Insurance policy with his spouse as beneficiary.

(8)           Includes an automobile allowance of $7,415, automobile fringe benefits of $2,382 and payment of $33,610 for an Executive Life Insurance policy with his spouse as beneficiary.

(9)           Includes an automobile allowance of $7,413, automobile fringe benefits of $1,351 and payment of $33,610 for an Executive Life Insurance policy with his spouse as beneficiary.

(10)         Includes an automobile allowance of $15,051 and payment of $30,056 for an Executive Life Insurance policy with his spouse as beneficiary.

(11)         Includes an automobile allowance of $9,552, an automobile fringe benefit of $6,650 and payment of $30,056 for an Executive Life Insurance policy with his spouse as beneficiary.

(12)         Includes an automobile allowance of $9,551, an automobile fringe benefit of $9,949 and payment of $30,058 for an Executive Life Insurance policy with his spouse as beneficiary.

(13)         These represent incentive stock options grated on December 18th, 2004 pursuant to our Stock Incentive Plan. The options are for five years and have an exercise price of $2.48 per share. Twenty percent of the options will vest on the first anniversary of the grant date and an additional 20% will vest thereafter on each anniversary date thereafter, subject to forfeiture in the event that Tesoro no longer employs the executive. .

(14)         These represent incentive stock options granted as of November 23, 2002 pursuant to our Stock Incentive Plan. The options are for five years and have an exercise price of $3.00 per share.

Option/SAR Grants in Last Fiscal Year

No options were granted to any of the four named executives.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

No options were exercised in 2005 by any person, including any of the four named executives, each of whom hold options to acquire up to 100,000 shares ranging from $3.00 per share to $2.48 per share. None of the options were in-the-money at December 31, 2005.

	Shares		Number of Securities Underlying Unexercised Options/SARs at Fiscal year end	Value of Unexercised In-the-money Options/SARs at Fiscal year end (1)
	Acquired on		Exercisable/	Exercisable/
Name	Exercise	Value Realized	Unexercisable	Unexercisable
Henry J. Boucher, Jr.	-0-	-0-	73,333/26,667	0/0
Paul F. Boucher	-0-	-0-	73,333/26,667	0/0
Forrest Jordan	-0-	-0-	73,333/26,667	0/0
Grey Perna	-0-	-0-	73,333/26,667	0/0

(1)           At December 31, 2005, none of the options held by the Named Executive Officers were in-the-money.

The Company sponsors a 401(k) plan known as the International Wholesale Tile 401(k) Profit Sharing Plan & Trust. The Profit Sharing Plan provides tax deferred salary deductions for eligible employees. Employees may contribute from 1% to 12% of their annual compensation to the Plan, limited to an annual maximum amount as set periodically by the Internal Revenue Service. The Company provides matching contributions equal to 100% of the employee’s contributions up to a maximum of 3% of eligible pay. The contribution expense related to the Plan amounted to $168,901and $120,492 for the years ended December 31, 2005 and 2004, respectively.

Tesoro Stock Incentive Plan.

In 2001, the then Director and Stockholder recommended and adopted the 2001 Tesoro Stock Incentive Plan (the “Plan”). Below is a summary of the Plan:

Under the Plan, we may grant “non-qualified” and incentive stock options to purchase, as well as restricted stock (Awards). The aggregate maximum number of shares for which Awards may be issued under the Plan is 4.0 million shares.

Our Compensation Committee currently controls and manages the Plan’s operation and administration. The Committee has discretion to:

•              Determine the types, terms and conditions of all Awards, including exercise price or purchase price (if any), performance goals, and other earn-out and/or vesting contingencies and acceleration provisions,

•              Adopt, alter or repeal administrative rules, guidelines and practices (including special guidelines for non- U.S. employees),

•              Delegate administrative responsibilities,

•              Construe and interpret the Plan’s terms and any agreements evidencing Awards granted.

Our Board has authority to grant stock options to Non-Employee Directors according to the Plan. All awards are subject to the terms of a written agreement between the participant and us.

In January 2004, all the shares underlying the Plan were registered and those shares already issued were registered for resale, pursuant to a Form S-8.

Through December 31, 2005, 1,876,192 options were granted, of which 145,133 have expired and 409,883 were vested. These options have exercise prices ranging from $2.48 to $6.00 per share and are exercisable for periods between five to ten years. Additionally, 184,900 restricted shares were issued under the Plan.

Directors’ Compensation

Currently, Outside Board Members receive the following:

•              10,000 shares upon accepting the Board appointment;

•              A stipend of $1,000 per Director per meeting attended;

•              A stipend of $1,000 per Director per committee meeting attended (with the exception of the Chair of the Audit Committee, who will receive a stipend of $1,500 per meeting);

•              A stipend of $500 per Director per committee meeting attended telephonically.

•              Reimbursement of out of pocket expenses incurred by each Director in order to attend a meeting (spouse costs included for annual stockholder/ Board meeting only); and

•              10,000 options to acquire shares of common stock at the fair market value per each full calendar year of service, of which 50% vest on the grant date and the remaining 50% vest on the anniversary of the grant date, providing that the Director is still serving in that capacity.

Insider Directors do not receive any compensation for their services as such.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an executive officer or employee of Tesoro or any of its subsidiaries. None of our executive officers currently serve, or has served during the last completed fiscal year, on any Standing Committee or as board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Compensation Policy.

The Compensation Committee administers the Corporation’s executive compensation program, which is intended to provide incentives to executive officers to achieve both current and long-term strategic management goals of the Corporation, with the ultimate objective of achieving a superior return on the shareholders’ investment. To this end, the program is comprised of cash and equity-based components, which recognize performance as measured against the Corporation’s annual and long-term goals as well as performance evaluated in comparison to industry peers.

Equity-based compensation, including the Stock Incentive Plan, encourages ownership and retention of the Corporation’s common stock by key employees, assuring that they have a meaningful stake in the Corporation’s continued success and thereby aligning the interests of these employees and shareholders.

The executive compensation program is designed to assist the Corporation in achieving its business objectives by: maintaining a competitive compensation program to attract and retain qualified executives; providing performance-based incentive compensation that is directly related to the Corporation’s financial performance and individual contributions to that performance; and linking compensation to factors which affect short-term and long-term stock performance.

The manner in which the Committee establishes the compensation and incentives of each of Tesoro’s executive officers listed in the Summary Compensation Table is described below.

Cash Compensation.

The Compensation Committee determined the annual cash compensation paid to the Corporation’s executive officers for 2004, consisting of salary and incentive compensation. The salaries paid to the executive officers named in the Summary Compensation Table for 2004 are shown in the “Salary” column of that Table. These salaries were subjectively determined after consideration of the executive officer’s individual responsibilities, performance, experience, the chief executive officer’s evaluation of the other executive officers, a review of several measurements of the Corporation’s short-term and long-term financial results compared with industry peers, and other factors such as budgetary considerations and inflation rates.

The incentive compensation in the form of stock option were granted and vested pursuant to the Stock Incentive Plan, which incorporates modern incentive plan techniques and executive retention features for the purpose of closely aligning the interests of executives with those of shareholders. Typically, the Committee may assign to certain or all executive officers a target bonus. The participant’s incentive compensation is based on accomplishment of specific performance levels set forth in stock option or incentive agreements.

On November 23, 2002, the Committee granted incentive stock options pursuant to the Plan to purchase up to 100,000 shares at $3.00 per to each of the four executive officers. The options are for ten years and have an exercise price is $3.00 per share. The options vested as follows: (a) 33% at such time as our Common Stock begins trading on the OTCBB (or equivalent), (b) 33% at such time as Tesoro attains no less than a $50.0 million market cap for ten consecutive trading days, and (c) 34% when Tesoro achieves its 2003 revenue and profit targets, as approved by Tesoro’s Board of Directors. Of the three criteria, all four executive officers achieved (a) and (b), but not (c). As such, options to purchase up to 66,667 shares vested on December 31, 2003 to each of the executive officers.

On December 18, 2004, the Committee also granted 33,333 options to each of the four executive officers at an exercise price of $3.00 per share. Twenty percent of the options will vest on the first anniversary of the grant date and an additional 20% will vest thereafter on each anniversary date thereafter, subject to forfeiture in the event that Tesoro no longer employs the executive. .

Other Compensation.

The executive officers are also covered by medical plans that are generally applicable to full-time employees of the Corporation and its subsidiaries. They also receive automobile allowances and payment of life insurance policies.

The above report is submitted by:

James Edwards, Chairman

Allen Rosenberg

Employment and Consulting Agreements

Henry J. Boucher, Jr. On December 29, 2001, Tesoro entered into an employment agreement with Henry to serve as Tesoro’s President. In consideration for his services, and under the terms of his employment agreement, Henry received an annual salary of $120,000. He had signed a Salary Deferral Agreement that was later terminated by Tesoro’s Board, with Henry abstaining. All his deferred salary was paid to Henry Boucher in December 2002. He also received a monthly car allowance of $1,500. Henry Boucher’s employment may be terminated for cause at any time and within 30 days without cause. He is subject to non-disclosure and non-compete provisions.

On March 27, 2003, the Board of Directors voted to increase the term of Henry Boucher’s employment agreement from one year to three years and to increase his salary to $240,000 per year at such time as a registration statement to register certain securities became effective, which occurred on June 17, 2003. At that time, the salary became retroactive as of January 1, 2003. The Board also voted to issue Mr. Boucher a $25,000 bonus for 2002.

Forrest Jordan. Effective October 2, 2002, IWT entered into an employment agreement with Forrest for one year, renewed automatically unless terminated by IWT not less than ninety days prior to the expiration of the term. In consideration for his services, Forrest Jordan receives a salary of $253,000 per year. He also receives a monthly car allowance of $1,500. Forrest Jordan also receives a life insurance policy whose beneficiary is his family and such other compensation as determined by the Compensation Committee. He is subject to non-disclosure and non-compete provisions. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Forrest Jordan a $25,000 bonus for 2002.

Paul F. Boucher. Paul Boucher’s employment agreement is substantially the same as that of Forrest Jordan’s, with the exception that he receives an annual salary of $263,000. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Paul Boucher a $25,000 bonus for 2002.

Grey Perna. Grey Perna’s employment agreement is substantially the same as that of Forrest Jordan’s. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Grey Perna a $25,000 bonus for 2002.

PERFORMANCE GRAPH

COMPARE CUMULATIVE TOTAL RETURN
AMONG IWT TESORO CORPORATION
NASDAQ MARKET INDEX AND HEMSCOTT GROUP GROUP INDEX

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	12/23/2003	12/31/2003	12/31/2004	12/30/2005

IWT Tesoro Group	100.00	100.00	41.67	45.00
General Building Materials	100.00	100.00	123.60	132.25
NASDAQ Market Index	100.00	100.00	100.60	110.79

ASSUMES $100 INVESTED ON DEC. 23, 2003
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Each of the three principal stockholders of the Company, Forrest P. Jordan, Grey Perna and Paul F. Boucher as payees, held promissory notes from IWT in the principal amounts of $ 88,712, $119.975 and $129,975, respectively, for a total of $338,662. On August 25, 2005, all obligations due to each of these stockholders were satisfied in full.

What is Our Board of Directors’ Recommendation?

OUR BOARD OF DIRECTORS HAS NOMINATED THE SLATE OF DIRECTORS TO TESORO’S BOARD AND HAS RECOMMENDED A VOTE “FOR” ELECTING NINE DIRECTORS TO SERVE UNTIL TESORO’S NEXT ANNUAL MEETING OF ITS STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

PROPOSAL NO. 2

TO ADOPT THE 2006 IWT TESORO EMPLOYEE STOCK PURCHASE PLAN

The full text of the proposed IWT Tesoro Corporation 2006 Employees Stock Purchase Plan is shown on Exhibit A to this information statement. The essential features of the Purchase Plan, as amended, are outlined below:

A proposal will be presented at the annual stockholders’ meeting to adopt the IWT Tesoro Corporation 2006 Employee Stock Purchase Plan (the “2006 Employee Stock Purchase Plan). The board of directors approved the 2006 Employee Stock Purchase Plan on March 17, 2006, subject to stockholder approval. A summary of the material provisions of the 2006 Employee Stock Purchase Plan is set forth below. A copy of the 2006 Employee Stock Purchase Plan is set forth in Exhibit A.

The 2006 Employee Stock Purchase Plan will become effective on July 1, 2006, (the “Effective Date”) upon the approval by the stockholders and, if approved, will continue in effect until terminated (as discussed in more detail below). Tesoro established the 2006 Employee Stock Purchase Plan to secure for Tesoro, its related companies and its stockholders the benefits of the incentive inherent in the ownership of common stock by employees.

 The 2006 Employee Stock Purchase Plan provides employees the right to withhold a percentage of their compensation to be used to purchase shares of Tesoro’s common stock. Those employees eligible to participate in the 2006 Employee Stock Purchase Plan are hereinafter referred to as “Participants.”

General

The 2006 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. The 2006 Employee Stock Purchase Plan provides that it will be administered by a committee (the “Committee”) comprised of two (2) or more members of the Board who are both non-employee, disinterested directors, as these terms are used in Rule 16b-3 of the Exchange Act. The Committee has the authority to (i) establish or change the duration of any offering period; (ii) limit or increase the frequency and/or number of changes in the amounts withheld during an offering period; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each Participant properly correspond with amounts withheld from the Participant’s compensation; (iv) delegate all or any portion of its responsibilities or powers under the 2006 Employee Stock Purchase Plan to persons selected by it; (v) establish new terms with respect to the shares under the 2006 Employee Stock Purchase Plan; and (vi) establish other limitations or procedures as it determines that are consistent with the administration of the 2006 Employee Stock Purchase Plan.

The maximum number of shares subject to the 2006 Employee Stock Purchase Plan include (i) 2,000,000 (two million) shares that are reserved for the issuance and purchase under the 2006 Employee Stock Purchase Plan and (ii) the shares currently authorized but unissued, or currently held or, to the extent permitted by applicable law, subsequently acquired by Tesoro as treasury shares, including shares purchased in the open market or in private transactions.

Employees may elect to participate in the 2006 Employee Stock Purchase Plan for a six month period commencing July 1, 2006 (the “Offering Period”) by submitting an enrollment form to Tesoro by a specified date. This form will specify the percentage of compensation the Participant desires to have withheld to be used to purchase Tesoro common stock. Each Participant’s payroll deduction will be credited to a payroll deduction account. These amounts are assets of Tesoro and may be used by for any corporate purpose. No interest shall accrue or be paid on amounts credited to a payroll deduction account. On the last day of the offering period, each Participant shall be deemed to have exercised rights under the 2006 Employee Stock Purchase Plan to purchase shares of Tesoro’s common stock. The number of shares each Participant is deemed to have purchased is determined by dividing the current balance of the Participant’s payroll deduction account by the purchase price as determined by the method establish by the Committee prior to the being of the Offering Period. The Committee may establish the purchase price using any of the following standards:

•      the Fair Market Value on the grant date;

•      the Fair Market Value on the investment date;

•      the lower of the Fair Market Value on the grant date or the investment date; or

•      a pre-established percentage of any of the foregoing dates (but in no event less than eighty-five percent (85%) of the Fair Market Value on such date).

Unless modified by the Committee, the purchase price shall be ninety five percent (95%) of the Fair Market Value on the investment date.

The following additional limits apply to the shares purchased under the 2006 Employee Stock Purchase Plan:

•      for shares that are listed on any recognized national securities exchange, the Board may require either (i) that the a registration statement under the Securities Act of 1933, with respect to such shares, to be effective; or (ii) that the Participant represents at the time of purchase that the Participant’s intention to purchase the shares is for investment only and not for resale or distribution; and

•      fractional shares will not be distributed if the Participant requests the shares be certificated and distributed.

Unless otherwise provided by the Committee, in the event of a change to the capitalization or the stock of Tesoro, the number and kind of securities underling each Participant’s right to purchase shares under the 2006 Employee Stock Purchase Plan will automatically be adjusted to reflect such event. Such adjustment will not change the total price for the Participant’s option to purchase the shares, but will include an adjustment in the price of the shares, to the extent consistent with Section 424 of the Code.

Eligibility

Each employee is eligible to participate in the 2006 Employee Stock Purchase Plan beginning on January 1 of each year, unless modified by the Committee, (the “Plan Year”) following the date on which the employee has been employed. The Committee may change the eligibility criteria for any Plan Year, in advance of such Plan Year, provided that such criterion is permissible under Code Section 423.

Amendment and Termination

The Board may at any time amend the 2006 Employee Stock Purchase Plan, provided that no amendment may retroactively impair or otherwise adversely affect any Participant’s rights to accrued benefits under the 2006 Employee Stock Purchase Plan.

The Board may also terminate the 2006 Employee Stock Purchase Plan at any time. If not terminated by the Board, the Employee Stock Purchase Plan will terminate on the earlier of: (i) the date on which there are no additional shares reserved under the Employee Stock Purchase Plan for issuance to Participants; or (ii) December 31, 2015. Upon termination, Tesoro will refund each Participant any payroll deductions credited to their payroll deduction account.

Federal Income Tax Consequences

The following is a summary of the U. S. federal income tax consequences that generally will arise with respect to purchases made under the 2006 Employee Stock Purchase Plan and with respect to the sale of common stock acquired under the 2006 Employee Stock Purchase Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

In general, a participant will not recognize taxable income upon enrolling in the 2006 Employee Stock Purchase Plan or upon purchasing shares of Tesoro common stock at the end of an offering period. If the participant disposes of shares purchased pursuant to the 2006 Employee Stock Purchase Plan more than two (2) years from the entry date (as defined in the 2006 Employee Stock Purchase Plan) and more than one (1) year from the date on which the shares were purchased, then the participant will recognize taxable income in an amount equal to the lesser of (i) excess of the fair market value of the stock on the date of sale over the price at which the participant purchased the common stock, or (ii) the excess of the fair market value of the stock at the time the option was granted over the purchase price.

Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. Tesoro is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

 If the participant disposes of shares purchased pursuant to the 2006 Employee Stock Purchase Plan within two years after the Entry Date or within one year after the purchase date, the employee will recognize ordinary income on the excess, if any, of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. Tesoro is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2006 Employee Stock Purchase Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the 2006 Employee Stock Purchase Plan. Tesoro suggests that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

THE COMPENSATION COMMITTEE AND OUR BOARD OF DIRECTORS RECOMMEND THAT YOU
VOTE
“FOR” APPROVING THE 2006 IWT TESORO STOCK PURCHASE PLAN

PROPOSAL NO. 3

TO RATIFY APPOINTING MCGLADREY & PULLEN LLP

AS OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Proposal

Our Audit Committee and Board of Directors have both selected McGladrey & Pullen LLP to serve as our Independent Registered Public Accounting Firm for the fiscal years ending December 31, 2006 and recommends that our Shareholders vote to ratify their appointment. Our Audit Committee also selected McGladrey as Tesoro’s Registered Independent Public Accounting firm for fiscal 2006 and recommend that our Stockholders ratify their appointment.

We expect that representatives of McGladrey will be present at our Stockholders’ Meeting. They will have the opportunity to make a statement if so desires; and are expected to be available to respond to any appropriate questions.

Changes in Independent Public Accountants.

• Resignation of Kantor, Sewell & Oppenheimer, PA. (KSO) in September 2004.

Effective September 13, 2004, Kantor, Sewell & Oppenheimer, PA resigned as our independent public accountant. The decision to accept KSO’s resignation was made by Tesoro’s audit committee. KSO’s resignation followed filing of our quarterly report on Form 10-Q for the quarter ended June 30, 2004. Effective December 1, 2003, our then independent accountants, Sewell and Company, PA, of Hollywood, Florida was replaced by KSO, the successor firm to Sewell and Company, which was recommended and approved by our Audit Committee. Their decision was based upon KSO becoming the successor firm pursuant to the merger of Sewell with Kantor and Oppenheimer.

KSO maintains the same facilities as Sewell and Company and is a Florida SEC qualified accounting firm. Sewell reported on and audited the financial statements prepared by the Registrant for the period commencing September 20, 2000 through September 30, 2003. The recommendation by Tesoro’s Audit Committee was based upon KSO becoming the successor firm pursuant to the merger of Sewell with Kantor and Oppenheimer.

• Appointment of McGladrey & Pullen, LLP (McGladrey) in September 2004.

We appointed McGladrey & Pullen, LLP as our independent registered public accounting firm on September 10, 2004. Tesoro’s audit committee approved retaining McGladrey as Tesoro’s new independent public accountants.

During the fiscal year ended December 31, 2004 and the subsequent interim period prior to McGladrey’s engagement, Tesoro has not engaged McGladrey as either the principal accountant to audit Tesoro’s financial statements, or as an independent public accountant to audit any of Tesoro’s significant subsidiaries and on whom McGladrey is expected to express reliance in its report. Additionally, neither Tesoro nor someone on its behalf consulted with McGladrey regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit option that might be rendered on Tesoro’s financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable item during Tesoro’s two most recent fiscal years or any subsequent interim period.

Audit Fees

Total audit fees for audit services rendered during 2005 by McGladrey were $349,837.

McGladrey was our principal accountant and reported on and audited the financial statements prepared by us for the period commencing September 10, 2004 and for the fiscal year ended 2004. Total audit fees for audit services rendered during 2004 were $241,694, which includes the review of the financial information included in our Form 10Q for the period ended September 30, 2004.

For purposes of the following disclosure, fees paid to KSO and its predecessor Sewell have been combined and noted only as KSO.

The aggregate fees for professional services rendered by KSO for its quarter reviews from January 1, 2004 through September 13, 2004 and for the fiscal year ended December 2003 was $72,250 and for tax preparation was $4,450, for a total of $76,700.

KSO was our principal accountant and reported on and audited the financial statements prepared by Tesoro for the fiscal year 2003 and continuing through September 14, 2004. Total fees paid to KSO for audit services rendered during 2004 and 2003 were $72,250 and $175,325 and, respectively and tax preparation for 2004 through September 14, 2004 and for 2003 and 2004 were $4,450 and $6,500, respectively. These amounts total $76,700 and $181,825, respectively.

Audit-Related Fees

Fees for audit-related services during 2005 and 2004 provided by McGladrey were $0.and $0, respectively.

Fees paid to KSO for audit-related services rendered for 2004 and 2003 were $0 and $0, respectively.

Tax Fees.

Fees for tax services provided by McGladrey in fiscal year 2005 and from September 14, 2004 through December 31, 2004 was $191,643 and $0, respectively.

Fees paid to KSO for tax services rendered through September 14, 2004 and for 2004 were $4,450 and $6,550, respectively. These fees related primarily to preparing federal and state tax returns and other tax consulting services.

All Other Fees.

Fees for all other services rendered by McGladrey for fiscal year ended December 31, 2005 and from September 14 through December 31, 2004 was $0 and $0, respectively.

Total fees paid to KSO all other services rendered through September 14, 2004 and during 2003 were

$12,000 and $6,386, primarily related to business review of controls surrounding systems implementation, audit committee meetings and other similar services.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has considered whether the provision of the above described services is compatible with maintaining with both McGladrey’s and KSO’s independence for the periods described and believes the providing services is not incompatible with maintaining such independence. Our Audit Committee has approved all fees described above. Additionally, the Audit Committee has approved appointing McGladrey as our independent auditors for fiscal year 2006 according to the Audit Committee’s pre-approval policies and procedures.

Financial Information Systems Design and Implementation Fees

The Company has not engaged either KSO or McGladrey to provide advice to the Company regarding financial information systems design and implementation.

THE AUDIT COMMITTEE AND OUR BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE
“FOR” RATIFYING THE SELECTION OF MCGLADREY & PULLEN LLP FOR THE FISCAL YEAR
ENDED 2005 AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

DIVIDEND POLICY

We have not declared or paid cash dividends or made distributions in the past and we do not anticipate that we will pay cash dividends or make distributions in the near future. We currently intend to retain and reinvest future earnings, if any, to finance our operations.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Proposals that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company, 191 Post Road West, Suite 10, Westport, CT 06880 not later than February 17, 2007, which is 120 days prior to the date of the first anniversary of our 2006 Stockholders Meeting.

MISCELLANEOUS

Tesoro requests brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Company Stock and Tesoro will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge from the Exchange Agent by writing to it at the following address: Florida Atlantic Stock Transfer Corp., 7310 Nob Hill Road, Tamarac, Florida 33321.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy or information statements and annual reports with respect to two or more stockholders sharing the same address by delivering a statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household Tesoro proxy or information statement materials and annual reports, delivering a single information or proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Investor Relations, IWT Tesoro Corporation, 191 Post Road West, Suite 10, Westport, CT 06880, or call (203) 221-2770.

OTHER INFORMATION

We have incorporated by reference a copy of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005, filed May 19, 2006, copies of our Audit Committee Charter, as amended by the Board of Directors on January 23, 2003, copies of our Nominating and Governance Committee and Compensation Committee Charters (adopted by our Board of Directors on January 23, 2003) with this Information Statement to all Stockholders of record on the Record Date. A copy of our Annual Report on Form 10-K is being mailed concurrently with this Information. You may also obtain a copy of our Annual Report and all other reports electronically filed by us via the Internet, by accessing the Securities and Exchange Commission’s EDGAR website at www.sec.gov/edaux/searches.html.

By Order Of the Board of Directors

/S/ HENRY J. BOUCHER, JR.

HENRY J. BOUCHER, JR.
President

Westport, Connecticut

May 24, 2006

EXHIBIT A

IWT TESORO CORPORATION

2006 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the Plan

The purpose of the IWT TESORO CORPORATION 2006 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is to secure for IWT TESORO CORPORATION (the “Company”). and its Related Corporations and its stockholders the benefits of the incentive inherent in the ownership of common stock by Employees. The Plan is intended to comply with the provisions of Code Section 423 and shall be administered, interpreted and construed in accordance with such provisions.

Section 2. Eligibility

Each Employee shall be eligible to participate in the Plan beginning on the Entry Date coincident with or next following the date on which the Employee has been employed. The Committee shall retain the right to change the eligibility criteria for any Plan Year, in advance of such Plan Year, provided such criteria are permissible under Code Section 423.

Section 3. Participation and Payroll Deductions

(a)           Enrollment. Each Employee may elect to participate in the Plan for a Plan Year by completing an enrollment form prescribed by the Committee and returning it to the Company on or before the date specified by the Committee, which date shall precede the Employee’s Entry Date. Each Employee shall be advised before the beginning of each Offering Period of the method of determining the purchase price under Section 4.

(b)           Amount of Deduction. The enrollment form may specify a payroll deduction amount based on a percentage of compensation, which shall be withheld from the Participant’s regular paychecks, which may include bonus paychecks, for an Offering Period. The Committee, in its sole discretion, may establish limitations, by number of shares or by dollar amount, on the maximum level of participation for any Offering Period. The Committee in its sole discretion may authorize payment in respect of any Option exercised hereunder by personal check.

(c)           Payroll Deduction Accounts. Each Participant’s payroll deduction shall be credited, as soon as practicable following the relevant pay date within an applicable Offering Period, to a Payroll Deduction Account, pending the purchase of Shares in accordance with the provisions of the Plan. All such amounts shall be assets of the Company and may be used by the Company for any corporate purpose. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.

(d)           Subsequent Offering Periods. Unless otherwise specified prior to the beginning of any Plan Year on an enrollment form prescribed by the Committee, a Participant shall be deemed to have elected to participate in each Offering Period within a Plan Year and for each subsequent Plan Year (and subsequent Offering Periods) for which the Participant is eligible to the same extent and in the same manner as at the end of the prior Offering Period based on the election form on file with the Company for such prior Offering Period.

(e)           Change in Participation.

(i)            A Participant may cease participation in an Offering Period under the Plan by completing and filing the form prescribed by the Committee with the Company at least fifteen (15) days prior to the end of such Offering Period. Such cessation will become effective as soon as practicable following receipt of such form by the Company, whereupon no further payroll deductions will be made and the Company shall pay to such Participant an amount equal to the balance in the Participant’s Payroll Deduction Account as soon as practicable thereafter. To the extent then eligible, any Participant who ceased to participate may elect to participate again prior to any subsequent Entry Date.

(ii)           Unless otherwise provided by the Committee, at any time during an Offering Period (but not more than once in any calendar quarter) a Participant may increase or decrease the percentage of compensation subject to payroll deduction within the limits provided in Section 3(b) above and Section 4(b) below, by filing the form prescribed by the Committee with the Company. Such increase or decrease shall become effective with the first pay period following receipt of such form to which it may be practicably applied.

(iii)          Notwithstanding anything contained herein to the contrary, if the Committee determines under Section 4 to change the Purchase Price, each Participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under Section 3(e)(i) or Section 3(e)(ii) before such change in the Purchase Price takes effect.

Section 4. Offerings and Purchase Price

(a)           Maximum Number of Shares. The Committee will implement the Plan by making offerings of Shares on each Grant Date until the maximum number of Shares available under the Plan has been issued pursuant to the exercise of Options.

(b)           Exercise of Options. Subject to Section 4(d), on each Investment Date, each Participant shall be deemed, subject to Section 4(e), without any further action, to have exercised rights under the Plan to purchase the number of Shares determined by dividing the current balance of the Participant’s Payroll Deduction Account through such date by the Purchase Price (as determined in Section 4(c) below).

(c)           In advance of any Offering Period, the Committee shall establish the method for determining the Purchase Price. The Committee may establish the Purchase Price using any of the following standards:

(i)            the Fair Market Value on the Grant Date;

(ii)           the Fair Market Value on the Investment Date;

(iii)          the lower of the Fair Market Value on the Grant Date or Investment Date; or

(iv)          a pre-established percentage of any of the foregoing (but in no event less than eighty-five percent (85%) of the Fair Market Value).

As of the Effective Date, and until otherwise modified by the Committee, consistent with this paragraph (c), the Purchase Price shall be ninety-five percent (95%) of the Fair Market Value on the Investment Date.

(d)           Oversubscription of Shares. If the total number of Shares for which Options are exercised on any Investment Date exceeds the maximum number of Shares available under the Plan, the Company shall make a proportionate allocation among the Participants of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable.

(e)           Limitations on Grant and Exercise of Options.

(i)            No Option granted under this Plan shall permit a Participant to purchase Shares under all employee stock purchase plans (as defined under Code Section 423(b)) of the Company at a rate which, in the aggregate, exceeds $25,000 of the Fair Market Value of such Shares (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time.

(ii)           No Employee who would own immediately after the Option is granted Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company (a “5% Owner”) shall be granted an Option. For purposes of determining whether an Employee is a 5% Owner, the rules of Code Section 424(d) shall apply in determining the Share ownership of an individual and Shares which the Employee may purchase under outstanding Options shall be treated as Shares owned by the Employee.

(iii)          To comply with the foregoing limitation, the Company unilaterally may decrease a Participant’s payroll deduction at any time during an Offering Period.

Section 5. Distributions of Shares

(a)           Distributions of Shares. As soon as practicable following an Investment Date, Shares deemed purchased pursuant to Section 4(b) shall be distributed to the Participant.

(b)           Termination of Employment. If a Participant ceases for any reason during an Offering Period to be an Employee, the balance of the Participant’s Payroll Deduction Account shall be refunded as soon as practicable to the Participant or, in the event of the Participant’s death, to the Participant’s estate. Notwithstanding the foregoing, if the Participant’s termination is due to Retirement occurring in the last three (3) months of an Offering Period, the Participant’s Payroll Deductions shall remain in the Plan (subject to withdrawal rights under Section 3(e)(i) and used to purchase Shares as if still employed on the Investment Date.

Section 6. Rights as a Stockholder

When a Participant purchases Shares pursuant to the Plan, the Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares so purchased or credited, whether or not certificates representing such Shares shall have been issued.

Section 7. Options Not Transferable

Options granted under the Plan are not transferable by a Participant and are exercisable during the Participant’s lifetime only by the Participant.

Section 8. Common Stock

(a)           Reserved Shares. Subject to the provisions of Section 9 relating to adjustments upon changes in the Company’s stock, there shall be reserved for the issuance and purchase under the Plan an aggregate of two million (2,000,000) Shares. Shares subject to the Plan shall be Shares currently authorized but unissued, or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

(b)           Restrictions on Exercise. In its sole discretion, the Board may require as conditions to the exercise of any Option that Shares reserved for issuance upon the exercise of an Option shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said Shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant’s intention to purchase the Shares for investment only and not for resale or distribution.

(c)           Left Intentionally Blank.

(d)           Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Treasurer of the Company prior to the Investment Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

(e)           Fractional Shares. Unless otherwise provided by the Committee, fractional Shares will be credited to a Participants’ account if the amount of payroll deductions accumulated during any given Offering Period is not equally divisible by the Purchase Price for that Offering Period. However, fractional Shares will not be distributed to a Participant if the Participant requests that Shares be certified and distributed. Upon a request for distribution of Shares in certificate form from a Participant’s account, the Participant shall receive a certificate for the whole Shares and a check for the fractional Share in an amount equal to the proportionate Fair Market Value of a Share of common stock on the date the distribution is made from the Participant’s account.

Section 9. Adjustment Upon Changes In Capitalization

(a)           Subject to any required action by the Company or its stockholders, and subject to the provisions of applicable corporate law, if during an Offering Period the outstanding Shares increase or decrease or change into or are exchanged for a different number or kind of security or are otherwise affected by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of Shares, exchange of Shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Shares occurs without the Company’s receiving consideration therefore (any of which being referred to as a “Capitalization Event”), there shall automatically be made, unless otherwise provided by the Committee, a proportionate and appropriate adjustment in the number and kind of securities underlying Options, so that the proportionate interest of each Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to Options will not change the total price with respect to Option or other securities underlying the Participant’s election, but will include a corresponding proportionate adjustment in the price of the Share, to the extent consistent with Code Section 424.

(b)           Upon the occurrence of a Capitalization Event, there shall automatically be made, unless otherwise determined by the Committee, a commensurate change to the maximum number and kind of Shares provided in Section 8.

(c)           Except as expressly provided by this Section 9, no issuance by the Company of any of its securities of any kind, including securities convertible into shares of any class of stock, will affect, and no adjustment by reason thereof will be made with respect to, the number of Shares subject to any Options or the price to be paid for stock under the terms of the Plan. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

(d)           Upon a sale of all or substantially all of the assets of the Company, or the consolidation or merger of the Company with or into another corporation, subject to the Board’s right under Section 11 to terminate the Plan, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or Related Corporation of the successor or purchasing corporation. If the successor or purchasing corporation refuses to assume or substitute options for the Options under the Plan, the Offering Period then in progress shall be shortened by setting a new Investment Date (the “New Investment Date”). The New Investment Date shall be any date occurring before the effective date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Investment Date, that the Investment Date for the Participant’s Option has been changed to the New Investment Date and that the Participant’s Option shall be exercised automatically on the New Investment Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 3 hereof.

Section 10. Administration

(a)           Appointment. The Plan shall be administered by the Committee provided that the Committee shall be comprised solely of at least two (2) non-employee, disinterested directors appointed by the Board. A disinterested director is any member of the Board who is a “Non-Employee Director” within the meaning of paragraph (b)(3)(i) of Securities and Exchange Commission Rule 16b-3 (“Rule 16b-3”).

(b)           Authority. The Committee has full authority and discretion to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan (including rules and regulations deemed necessary to comply with the requirements of Code Section 423). The Committee will have final and binding authority to: (i) establish and/or change the duration of any Offering Period; (ii) limit or increase the frequency and/or number of changes in the amounts withheld during an Offering Period; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each Participant properly correspond with amounts withheld from the Participant’s compensation; (iv) delegate its functions to officers or employees of the Company or other persons; (v) establish additional terms and conditions with respect to the purchase of Shares under the Plan; and (vi) establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the administration of the Plan. The Committee shall take any of the foregoing actions that are necessary to assure the continued availability of the exemption provided in Rule 16b-3. If and to the extent required by Rule 16b-3 or any successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may restrict a Participant’s ability to participate in the Plan or sell any Shares received under the Plan for such period as the Committee deems appropriate or may impose such other conditions in connection with participation or distributions under the Plan as the Committee deems appropriate.

(c)           Duties of Committee. The Committee shall establish and maintain records of the Plan and of each Payroll Deduction Account established for any Participant hereunder.

(d)           Plan Expenses. The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan.

(e)           Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

Section 11. Amendment and Termination

(a)           Amendment. Subject to the provisions of Code Section 423, the Board may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect in any material manner the rights of any Participant to benefits under the Plan which have accrued prior to the date of such action.

(b)           Adjustments Due to Financial Accounting. If the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including:

(i)            altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(ii)           shortening any Offering Period so that the Offering Period ends on any other Investment Date, including an Offering Period underway at the time of the Board action; and

(iii)          allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c)           Termination. The Plan will terminate on the earlier of: (i) the date on which there are no additional Shares reserved under the Plan for issuance to Participants; or (ii) the tenth (10th) anniversary of the Effective Date. In addition, the Plan may be terminated at any time, in the sole discretion of the Board. In the event of Plan termination, the Company shall refund to each Participant the amount of payroll deductions credited to their Payroll Deduction Account as soon as practicable following the effective date of such termination.

Section 12. Effective Date

The Plan was adopted by the Board with an Effective Date of July 1, 2006, subject to approval by the holders of the majority of Shares present and represented at an annual or special meeting of the stockholders held within twelve (12) months of the date the Plan is adopted. The Plan shall not become effective unless so approved.

Section 13. Governmental and Other Regulations

The Plan and the grant and exercise of Options to purchase Shares hereunder, and the Company’s obligations to sell and deliver Shares upon the exercise of Options to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

Section 14. No Implied Rights

(a)           No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Corporation, including any specific funds, assets, or other property which the Company or any Related Corporation, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Related Corporation, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Corporation shall be sufficient to pay any benefits to any Participant.

(b)           No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Related Corporation or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Option under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 15. Withholding

As a condition to receiving Shares under the Plan, the Company may require the Participant to make a cash payment to the Company of, or the Company may withhold from any Shares distributable under the Plan, an amount necessary to satisfy all federal, state, local or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

Section 16. Offsets

To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company and to set off and apply the amounts so withheld to payment of any such amounts owed to the Company, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee, in its sole discretion, shall determine.

Section 17. Notices, Etc.

All elections, designations, requests, notices, instructions and other communications from a Participant to the Committee or the Company required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

Section 18. Effect of Plan

The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

Section 19. Governing Law

The Plan, all awards granted hereunder and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Nevada without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 20. Defined Terms

When used herein, the following terms shall have the following meanings:

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Code” shall mean the Internal Revenue Code of 1986, and any amendments thereto.

(c)           “Committee” shall mean the committee acting under Section 10.

(d)           “Compensation” shall mean gross salary and any bonuses.

(e)           “Effective Date” shall mean July 1, 2006.

(f)            “Employee” shall mean an employee of an Employer.

(g)           “Employer” shall mean the Company or any Related Corporation, unless otherwise determined by the Company.

(h)           “Entry Date” shall mean the first day of each Plan Year.

(i)            “Fair Market Value” shall mean, as of any date, the fair market value of a Share as determined in good faith by the Committee.

(j)            “Grant Date” shall mean the first day of each Offering Period, or such other date as may be determined by the Committee in its sole discretion.

(k)           “Investment Date” shall mean the last day of each Offering Period, or such other date as may be determined by the Committee in its sole discretion.

(l)            “Offering Period” shall mean the period of six (6) months starting on January 1 of each year and ending on December 31 of each year or any other shorter period(s) within a Plan Year as may be determined by the Committee in its sole discretion from time to time.

(m)          “Participant” shall mean an Employee who has met the requirements of Section 2 and has properly elected to participate in the Plan pursuant to Section 3.

(n)           “Payroll Deduction Account” shall mean the bookkeeping account established by the Company pursuant to Section 3 for each Participant.

(o)           “Option” shall mean the right of a Participant to acquire Shares pursuant to the terms of the Plan.

(p)           “Plan Year” shall mean January 1 through December 31 of each year.

(q)           “Purchase Price” shall mean the price per Share as determined pursuant to Section 4(c).

(r)            “Related Corporation” shall mean a corporation which would be a parent or subsidiary corporation with respect to the Company as defined in Code Section 424(e) or (f).

(s)           “Retirement” shall mean the Participant’s termination on or after the date (i) the Participant reaches the age of fifty-five (55) and has ten (10) years of combined service with the Company or Subsidiary (as determined by the Committee), or (ii) the Participant retires pursuant to the provisions of any defined benefit retirement plan sponsored by the Company or its subsidiaries that is then applicable to the Participant, all of the foregoing as approved by the Committee.

(t)            “Share” shall mean a share of the Company’s common stock, par value $.001 per share.

Section 21. Construction

In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)           actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)           references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)           in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)           references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)           indications of time of day mean Palm City, Florida time;

(f)            “including” means “including, but not limited to”;

(g)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)           all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)            the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)            any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)           all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as consistently applied in the United States of America.